SCHEDULE 14C
(Rule 14c-101)
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
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NORTHWEST BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Persons) Filing Information Statement, if other than the Registrant)
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NORTHWEST BIOTHERAPEUTICS, INC.
7600 Wisconsin Ave.
Suite 750
Bethesda, MD 20814
NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF
THE MAJORITY STOCKHOLDERS
TO BE EFFECTIVE ON OR ABOUT JANUARY 10, 2008
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Stockholder:
We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, an action by written consent of the majority stockholders of Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), taken on June 13, 2007, which will be effective on or about January 10, 2008.
The purpose of this Information Statement is to inform the holders of record of shares of common stock, par value $0.001 per share (the “Common Stock”) as of the close of business on the record date, December 5, 2007, that our board of directors (the “Board”) has approved and recommended, and a majority of our stockholders have consented to, resolutions to amend the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to:
(1)	decrease the number of authorized shares of Common Stock of the Company from 800,000,000 shares to 100,000,000 shares and decrease the number of authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company from 300,000,000 shares to 20,000,000 shares; and
(2)	eliminate redundancies in Article VI, Section (A) of the Certificate of Incorporation that require vacancies on the Board of Directors that result from an increase in the number of directors to be filled by the affirmative vote of a majority of the Company’s “continuing directors,” voting separately and as a subclass of directors, and the affirmative vote of a majority of the directors then in office, and to otherwise correct certain minor typographical errors in Article VI, Section (A) of the Certificate of Incorporation.
The details of the amendments to the Certificate of Incorporation and other important information are set forth in the accompanying Information Statement. The Board has unanimously approved the amendments, which are expected to become effective on or about January 10, 2008.
Under Section 228 of the General Corporation Law of the State of Delaware, stockholders may take action by written consent without a meeting and without prior notice, so long as the holders giving written consent own outstanding common stock in excess of the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of common stock entitled to vote approved the foregoing amendments to the Certificate of Incorporation. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing amendments to the Certificate of Incorporation by less than unanimous written consent of the stockholders of the Company.
You are not required to take any action. The accompanying Information Statement is furnished only to inform you of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement is being mailed to you on or about December 21, 2007.
By order of the Board of Directors,
/s/ Alton L. Boynton, PhD
Alton L. Boynton
Chief Executive Officer
Bethesda, Maryland
December 14, 2007

INFORMATION STATEMENT
NORTHWEST BIOTHERAPEUTICS, INC.
7600 Wisconsin Ave.
Suite 750
Bethesda, MD 20814
December 14, 2007
GENERAL INFORMATION
This Information Statement is being mailed on or about December 21, 2007 to all stockholders of record as of December 5, 2007.
This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Exchange Act to the holders of the Common Stock of the Company (the “Stockholders”) to notify such Stockholders that on June 13, 2007, the Company received a written consent in lieu of a meeting of Stockholders from the holder of shares representing 77.5% of the total then issued and outstanding shares of capital stock of the Company voting together as a single class and 100% of each of the total then issued and outstanding Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”) and Series A-1 Convertible Preferred Stock, par value $0.001 per share (“Series A-1 Stock”) of the Company voting each as a separate class (collectively, the “Majority Stockholder”) approving amendments to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to:
(1)	decrease the number of authorized shares of Common Stock of the Company from 800,000,000 shares to 100,000,000 shares and decrease the number of authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company from 300,000,000 shares to 20,000,000 shares; and
(2)	eliminate redundancies in Article VI, Section (A) of the Certificate of Incorporation that require vacancies on the Board of Directors that result from an increase in the number of directors to be filled by the affirmative vote of a majority of the Company’s “continuing directors,” voting separately and as a subclass of directors, and the affirmative vote of a majority of the directors then in office, and to otherwise correct certain minor typographical errors in Article VI, Section (A) of the Certificate of Incorporation.
A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Annex A.
Following the date of the consent of the Majority Stockholder, all such shares of Series A Stock and Series A-1 Stock were converted into shares of Common Stock and are no longer outstanding.
On June 13, 2007, the Board of Directors of the Company approved the foregoing amendments to the Certificate of Incorporation and the filing of the proposed Certificate of Amendment with the Secretary of State of the State of Delaware, subject to Stockholder approval. The Majority Stockholder approved the actions by written consent in lieu of a meeting on June 13, 2007 in accordance with the Delaware General Corporation Law (“DGCL”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the above actions.
The proposed Certificate of Amendment, attached hereto as Annex A, will become effective when we file it with the Secretary of the State of Delaware. We anticipate such filing will occur not less than twenty (20) days following the mailing to our Stockholders of this Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on December 5, 2007, as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.
Each share of our Common Stock entitles its holder to one vote on each matter submitted to the Stockholders. However, because Stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.
You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder and, in accordance therewith, the foregoing actions will not become effective until at least 20 calendar days after the mailing of this Information Statement.
HOUSEHOLDING
Stockholders of record who reside at the same address will receive a single copy of the Information Statement. Any stockholder who would like to receive a separate Information Statement may call or write us at the address below, and we will promptly deliver it.
If you received multiple copies of the Information Statement and would wish to receive a single copy in the future, please contact us at the address below. Stockholders who hold their shares in “street name” — in an account with a broker or a bank — should contact their broker or bank regarding combining mailings.
Northwest Biotherapeutics, Inc.
7600 Wisconsin Ave.
Suite 750
Bethesda, MD 20814
(240) 497-9024
ADDITIONAL INFORMATION
The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information, including annual and quarterly reports on Forms 10-K and 10-Q (the “1934 Act Filings”), with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
OUTSTANDING VOTING SECURITIES
As of the date of the consent by the Majority Stockholder, June 13, 2007, the Company had 65,241,286 shares of Common Stock issued and outstanding, 32,500,000 shares of Series A Stock issued and outstanding and 4,816,863 shares of Series A-1 Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. In addition, on all matters submitted to a vote by holders of Common Stock, holders of Preferred Stock voted on an as-converted basis along with the holders of Common Stock. Holders of Series A Stock converted on a one-for-one basis. Holders of Series A-1 Stock converted on a one-for-40 basis (that is one share of Series A-1 Stock for 40 shares of Common Stock). Following the date of the Majority Stockholder’s consent, the Company effected a 1 for 15 reverse split of its outstanding Common Stock, reducing the number of shares outstanding to 4,349,419, converted all shares of Series A Stock and Series A-1 stock into an aggregate of 15,011,635 shares of Common Stock, issued 6,860,561 shares as consideration for the elimination of the Series A Stock and Series A-1 Stock preferences and issued 15,789,473 new shares of Common Stock in a public offering of stock on the Alternative Investment Market of the London Stock Exchange in London, England.

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On June 13, 2007, the holder of shares representing 77.5% of the shares of Common Stock then outstanding and 100% of the then outstanding shares of each class of Preferred Stock executed and delivered to the Company a written consent approving the actions described in this Information Statement. Since the actions described herein have been approved by the Majority Stockholder, no proxies are being solicited in connection with this Information Statement.
The DGCL provides that, unless a company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables present information regarding the beneficial ownership of our Common Stock as of December 5, 2007 by:
•	each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of any class of our equity securities;
•	our directors;
•	each of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K; and
•	our directors and executive officers as a group.
The applicable percentages of ownership are based on an aggregate of 42,346,088 shares (post-split) of Common Stock issued and outstanding on December 5, 2007. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of Common Stock subject to options, warrants, convertible preferred stock or convertible notes held by that person that are currently exercisable or exercisable within 60 days of December 5, 2007 as outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We have determined beneficial ownership in accordance with the rules of the Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
Except as otherwise noted, the address of the individuals below is c/o Northwest Biotherapeutics, Inc., 7600 Wisconsin Avenue, Suite 750, Bethesda, MD 20814.

	Number of Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned	(1)
Officers and Directors
Alton L. Boynton, Ph.D.(2)	203,067	0.5
Anthony P. Deasey	—	—
Marnix L. Bosch, Ph.D., M.B.A.(3)	76,597	0.2
Linda F. Powers (4)	52,762,495	72.0
R. Steve Harris	—	—
All executive officers and directors as a group (5 persons)(5)	279,664	0.7
5% Security Holders
Toucan Capital Fund II, L.P.(6)	41,334,575	64.2
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814
Toucan Partners, LLC (7)	11,427,920	22.3
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814
Al Rajhi Holdings	4,500,000	10.6
Rue Maurice 3 1204 Geneve, Switzerland
IS Partners Investment Solutions AG	2,302,632	5.4
Helium Special Situations Fund Limmatquai 2 — 8001 Zurich PO Box 463 — 8024 Zurich, Switzerland

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(1)	Percentage represents beneficial ownership percentage of Common Stock calculated in accordance with SEC rules and does not equate to voting percentages.

(2)	Includes 22,968 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of December 5, 2007.

(3)	Includes 11,170 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of December 5, 2007.

(4)	Includes (i) 19,299,486 shares of Common Stock held by Toucan Capital Fund II, L.P. (“Toucan Capital”); (ii) 22,035,089 shares of Common Stock currently issuable upon exercise of warrants that are exercisable within 60 days of December 5, 2007 held by Toucan Capital; (iii) 8,855,210 shares of Common Stock currently issuable upon exercise of warrants that are exercisable within 60 days of December 5, 2007 held by Toucan Partners, LLC (“Toucan Partners”), a Toucan Capital affiliate; and conversion of accrued interest in the amount of approximately $14,000 on convertible promissory notes; and (iv) 2,572,710 shares of Common Stock held by Toucan Partners. Ms. Powers is a managing member of Toucan Management, LLC, which is the manager of Toucan Capital, and is a managing member of Toucan Partners. Ms. Powers disclaims beneficial ownership as to all such shares of Common Stock.

(5)	Includes 34,138 shares issuable upon exercise of options that are exercisable within 60 days of December 5, 2007. Excludes 52,762,495 shares of Common Stock as to which Ms. Powers disclaims beneficial ownership. See Note 4 above.

(6)	Includes 22,035,089 shares of Common Stock currently issuable upon exercise of warrants that are exercisable within 60 days of December 5, 2007.

(7)	Includes 8,855,210 shares of Common Stock currently issuable upon exercise of warrants that are exercisable within 60 days of December 5, 2007 and upon conversion of accrued interest in the amount of approximately $14,000 on convertible promissory notes.
DISSENTER’S RIGHTS OF APPRAISAL
The Stockholders have no right under the DGCL, the Company’s Certificate of Incorporation or its Bylaws to dissent from any of the provisions adopted as set forth in this Information Statement.
APPROVAL AND ADOPTION OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
On June 13, 2007, the Majority Stockholder approved amendments to the Certificate of Incorporation to (a) decrease the number of authorized shares of Common Stock from 800,000,000 shares to 100,000,000 shares and decrease the number of authorized shares of Preferred Stock from 300,000,000 shares to 20,000,000 shares; and (b) eliminate redundancies in Article VI, Section (A) of the Certificate of Incorporation that require vacancies on the Board of Directors that result from an increase in the number of directors to be filled by the affirmative vote of a majority of the Company’s “continuing directors,” voting separately and as a subclass of directors, and the affirmative vote of a majority of the directors then in office, and to otherwise correct certain minor typographical errors in Article VI, Section (A) of the Certificate of Incorporation. The Majority Stockholder also approved the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effect these amendments under Delaware law. The Company anticipates filing the Certificate of Incorporation with the State of Delaware not less than 20 days after the date this Information Statement is mailed to Stockholders. A copy of the Certificate of Amendment is attached hereto as Annex A. The amendments approved by the Majority Stockholder on June 13, 2007 will not take effect until after the 20th day following the date on which this Information Statement is mailed to Stockholders.

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Decrease in the Number of Authorized Shares of Common Stock and Preferred Stock
Upon the approval and recommendation of the Board of Directors, the Majority Stockholder approved an amendment to the Certificate of Incorporation to reduce the number of authorized shares of Common Stock and Preferred Stock. The Company’s Certificate of Incorporation currently authorizes for issuance 1,100,000,000 shares of capital stock, consisting of 800,000,000 of Common Stock and 300,000,000 share of Preferred Stock. This amendment to the Certificate of Incorporation will decrease the Company’s number of authorized shares of Common Stock to 100,000,000 and the number of authorized shares of Preferred Stock to 20,000,000. As of the Record Date, the Company had 42,346,088 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. The Company has reserved an aggregate of 5,480,868 shares in connection with its 2007 Stock Option Plan, with respect to which stock options covering 769,208 shares of Common Stock have been granted as of December 5, 2007.
The primary purpose for the decrease in the number of authorized shares of Common Stock and Preferred Stock is to increase the marketability of our Common Stock. By decreasing the number of authorized shares of our capital stock, we decrease significantly the ability of the Board of Directors to issue authorized and unissued shares without further Stockholder action. We believe that this reduces the potential for dilution, through future issuances of Common Stock, of the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, we believe that the decrease in the number of authorized but unissued shares of Common Stock may reduce the perceived impediment to an acquisition or takeover of the Company of having a large number of authorized but unissued shares. The reduction reduces the Board’s ability to issue shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws.
A further reason for the decrease in the number of authorized shares of Common Stock and Preferred Stock is to reduce the Company’s annual Delaware franchise tax, which is based, in part, on the number of authorized shares of capital stock of a company. By reducing the Company’s number of authorized shares of capital stock, the Company will reduce its Delaware franchise tax in the future.
Other Amendments to the Certificate of Incorporation
Upon the approval and recommendation of the Board of Directors, the Majority Stockholder also approved amendments to the Certificate of Incorporation to eliminate redundancies in Article VI, Section (A) of the Certificate of Incorporation that require vacancies on the Board of Directors that result from an increase in the number of directors to be filled by the affirmative vote of a majority of the Company’s “continuing directors,” voting separately and as a subclass of directors, and the affirmative vote of a majority of the directors then in office, and to otherwise correct certain minor typographical errors in Article VI, Section (A) of the Certificate of Incorporation.
Currently, Article VI, Section (A) of the Certificate of Incorporation provides that vacancies on the Board of Directors that have resulted from an increase in the number of directors on the Board may be filled by “the affirmative vote of a majority of the Directors then in office and a majority of the Continuing Directors, voting separately and as a subclass of Directors...” We believe that this language is redundant because, on its face, it requires that the votes of the same group of directors (those continuing in office) be counted in two different ways in order to fill a Board vacancy. As amended, Article VI, Section (A) of the Certificate of Incorporation requires only the affirmative vote of a majority of the Directors then in office to fill a Board vacancy that has resulted from an increase in the number of directors on the Board, which we believe clarifies the existing intent of that section.
The amendments to Article VI, Section (A) of the Certificate of Incorporation also correct certain minor typographical errors that currently exist in that section.

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ANNEX A
CERTIFICATE OF AMENDMENT
OF THE SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF NORTHWEST BIOTHERAPEUTICS, INC.
Pursuant to Section 242 of the
General Corporation Law of the
State of Delaware
Northwest Biotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
That, by written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation, as amended, of the Corporation and declaring such amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to such amendment. The resolution setting forth the amendment is as follows:
RESOLVED: That Article IV, Section 1(a) of the Seventh Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is replaced in its entirety with the following:
ARTICLE IV
(a) The total number of shares of stock of the Corporation shall have the authority to issue is 120,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
RESOLVED: That Article VI, Section (A) of the Seventh Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is replaced in its entirety with the following:
ARTICLE VI
(A) Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, the number of which shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships a the time any such resolution is presented to the Board for adoption) (the “Whole Board”). The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II and Class III, each consisting as nearly as possible of one-third of the Whole Board. All Directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. Class I Directors shall be elected for a term of one year; Class II Directors shall be elected for a term of three years; and Class III Directors shall be elected for a term of three years; and at each annual stockholders’ meeting thereafter, successors to the Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director’s predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of capital stock of the Corporation vote to elect Directors at an annual or special meeting of stockholders, the election term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such Directors shall not be divided into classes pursuant to this Section (A) unless expressly provided by such terms.
[Signature Page Follows]

A-1

Executed at Bethesda, Maryland, on  _____  , 2007.

NORTHWEST BIOTHERAPEUTICS, INC.

By:

Name:
Title:

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